Exhibit 10.24
SUBLEASE
New South Wales
Real Property Act 1900
PRIVACY NOTE: Section 31B of the Real Property Act 1900 (RP Act) authorises the Registrar General to collect the Information required by this form for the establishment and maintenance of the Real Property Act Register. Section 96B RP Act requires that the Register is made available to any person for search upon payment of a fee, if any.

		STAMP DUTY	Office of State Revenue use only

(A)		HEAD LEASE	AC998706A

(B)		TORRENS TITLE	Property leased: if appropriate, specify the part or premises BEING PART LOT 4 IN DEPOSITED PLAN 1030800 IN Being Lot 41 in DP1109014

(C)		LODGED BY	Delivery Box	Name, Address or DX and Telephone		CODE

			IW	LLPN	TIERNAN & ASSOCIATES LAWYERS	SL
					SUITE 7, 64 CROYDON STREET,	L
CRONULLA NSW 2230
Tel: 9527 1899

				Reference (optional):	PT:RFH:050065

(D)		SUBLESSOR	TYNE CONTAINER SERVICES PTY LIMITED (ACN 056 659 931)

The sublessor leases to the sublessee the property referred to above.

(E)			Encumbrances (if applicable):

(F)		SUBLESSEE	ROYAL WOLF TRADING AUSTRALIA PTY LIMITED (ACN 069 244 417)

(G)			TENANCY:

(H)	1.	TERM:	3 YEARS

	2.	COMMENCING DATE:	7 FEBRUARY 2007

	3.	TERMINATING DATE:	6 FEBRUARY 2010

	4.	With an OPTION TO RENEW for a period of 2 years set out in clause No. Item 11 of Annexure A

	5.	Together with and reserving the RIGHTS set out in ANNEXURE A

	6.	Incorporates the provisions or additional material set out in ANNEXURE(S) B hereto.

	7.	Incorporates the provisions set out in LEASE registered in the Department of Lands, Land and Property Information Division as No. AA9175667A

	8.	The RENT is set out in item/clause 1 of ANNEXURE A.

DATE

(I)	Certified correct for the purposes of the Real Property Act 1900 by the corporation named below the common seal of which was affixed pursuant to the authority specified and in the presence of the authorised person(s) whose signature(s) appears(s) below.

Corporation	TYNE CONTAINER SERVICES PTY LIMITED

Authority:	section 127 of the Corporations Act 2001

Signature of authorised	/s/ Michael Powell	Signature of authorised	/s/ Aaron Powell
person:		person:

Name of authorised person:	Michael Powell	Name of authorised person:	Aaron Powell

Office held:	Director	Office held:	Director

Certified correct for the purposes of the Real Property Act 1900 by the corporation named below the common seal of which was affixed pursuant to the authority specified and in the presence of the authorised person(s) whose signature(s) appears(s) below.

Corporation	ROYAL WOLF TRADING AUSTRALIA PTY. LIMITED

Authority:	section 127 of the Corporations Act 2001

Signature of authorised	/s/ Peter McCann	Signature of authorised	/s/ Michael Baxter
person:		person:

Name of authorised person:	Peter McCann	Name of authorised person:	Michael Baxter

Office held:	Company Secretary	Office held:	Director

(J)	STATUTORY DECLARATION
1A solemnly and sincerely declare that:
1. The time for the exercise of option to renew in expired sublease No. ___ has ended;
2. The sublease under that sublease has not exercised the option.
I make this solemn declaration conscientiously believing the same to be true and by virtue of the provisions of the Oaths Act 1900.
Made and subscribed at                                          in the State of New South Wales on                                          in the presence of

Signature of witness:	Signature of sublessor:

Name of witness:

Address of witness:

Qualification of witness:
19/1/2007

THIS IS ANNEXURE A REFERRED TO IN THE SUB-LEASE BETWEEN THE TYNE CONTAINER SERVICES (ACN056659931)(SUB-LESSOR) AND ROYAL WOLF TRADING AUSTRALIA (ACN069244417)(SUB-LESSEE) DATED
Reference Schedule

Item 1	Rent 267,185.16	plus GST per annum

(definition of Rent in clause 1.1 and clause 2)

Item 2	Rent Review Dates

(definition of Rent Review Date in clause and clause 3.1)	A. In respect of each of the following specified dates an Index Review of of Rent will be conducted:

i. Each anniversary of the Commencing Date including any option period thereof

B. In respect of each of the following specified dates an Market Rent Review will be conducted:

i. On the exercise of each option.

Item 3	Particulars of New Lease

(Clause 23)	Term

	Commencing Date:	7 February 2007

	Terminating Date:	6 February 2010

	Rent Review Dates:	7 February 2008 7 February 2009

Market Rent Review on exercise of option.

Item 4 Interest Rate

(clause 5.1.1)	2% above the Commonwealth Bank’s “Overdraft Index Rate”

Item 5	Public Liability Insurance

(clause 5.2)	$20,000.00

Item 6	Permitted Use
Shipping container storage, repair and servicing depot

Item 7	Sub-Lessor’s address for service:

c/o Tiernan and Associates Lawyers, Suite 7, 64 Croydon Street, Cronulla 2230.

Sub-Lessee’s address for service:

22-28 Edgeworth David Avenue, Hornsby, NSW.

Item 9	Bank Guarantee

Equivalent to 3 months Rent plus GST.

Item 10	Guarantor

Not applicable

Item 11	Option to Renew

Commencing 7 February 2010 Terminating 6 February 2012

1.	Definitions and Interpretation
1.1	Definitions
     The following definitions apply in this Schedule unless the context requires otherwise.
Bank Guarantee means:
(a)	an irrevocable and unconditional undertaking with no expiry date on terms otherwise acceptable to the Sub-Lessor by a bank carrying on business in Sydney requiring the bank to pay on demand, whether by one or more requests, the amount equivalent in Rent for the number of months indicated in Item 9; or
(b)	a replacement or addition to it under clause 20;
Business Day means a day other than a Saturday, Sunday, public holiday or bank holiday in Sydney;

Commencing Date means 7 February 2007.

Containment means any substance, gas, liquid, chemical, mineral or other physical or biological matter which is or may become toxic, flammable, inflammable or which is otherwise harmful to the environment or any life form or which may cause pollution, contamination or any hazard or increase in toxicity in the environment or may leak or discharge or otherwise cause damage to any person, property or the environment.

Event Date means the date of re-entry, termination or acceptance of repudiation under clause 16.

Governmental Authority means any government, local government, statutory body, agency or department having authority in connection with a relevant thing;

GST has meaning given to it in the GST Act;

GST Act means a New Tax System (Goods and Services Tax) Act 1999 as amended from time to time;

Guarantor means each person names in Item 10;

Headlessor means Eureka Tiles Australia Pty Limited (ACN 000 012 340) formerly known as The Austral Tile Company Pty Limited);

Index Numbers means:
(a)	the Consumer Price Index for Sydney (all groups) published from time to time in the Commonwealth Statistician’s Summary of Australian Statistics together with any supplementary summary;

(b)	if there is a suspension or discontinuance of the Consumer Price Index by the Commonwealth Authorities, then it means the NSW Male Basic or Minimum Wage applicable in the City of Sydney;

(c)	if there is no determination of the NSW Male Basic or Minimum Wage applicable for the City of Sydney, then it means the Index published at the relevant dates in the Commonwealth Statistician’s Summary of Australian Statistics which reflects fluctuation of the cost of living in Sydney; or

(d)	if the parties cannot agree, the index nominated by the President of the New South Wales Division of the Institute or that person’s nominee;
Index Rent Review Date means each Rent Review Date on which an Index Review of Rent is to be conducted;

Insolvency Event means the happening of any of these events;
(a)	an application is made to a court for an order or an order is made that a body corporate be wound up;

(b)	an application is made to a court for an order appointing a liquidator or provisional liquidator for a body corporate or one of them is appointed, whether or not under an order;

(c)	except to reconstruct or amalgamate while solvent on terms approved by the Sub-Lessor, a body corporate enters into, or resolved to enter into, a scheme of arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganization, moratorium or other administration involving any of them;

(d)	a body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate while solvent on terms approved by the Sub-Lessor or is otherwise wound up or dissolved;

(e)	a body corporate is or stares that it is solvent;

(f)	as a result of the operation of section 459(1) of the Corporations Act 2001, a body corporate is taken to have failed to comply with a statutory demand;

(g)	a body corporate is, or makes a statement from which it may be reasonably deduced by the Sub-Lessor that the body corporate is, the subject of an event described in section 459(2)(b) or section 585 of the Corporations Act 2001;

(h)	a body corporate takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation or an administrator is appointed by a body corporate;

(i)	a person becomes an insolvent under administration as defined in section 9 of the Corporations Act 2001 or action is taken which could result in that event; or

(j)	anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction and including without limitation deregistration or dissolution;
Institute means the Australian Property Institute (Incorporated) (NSW Division);

Interest Rate means the interest rate set out in Item 4 of the Reference Schedule;

Land means:
(a)	the whole of the land described on the cover sheet; and

(b)	any other land that the Sub-Lessor uses with the land referred to in (a) for the same purpose to which the Land is put, a parking area for that land and other related undertaking;
Lease Year means the period commencing on the Commencing Date and terminating on the 30th day of June immediately following the Commencement Date and then each succeeding period of 12 months during the Term commencing on the 1st day of July until and including the 30th day of June immediately following;

‘Market Review Date’ means the date upon which the reviewed rent is to take effect and as set out in item 3 of the Reference Schedule

Sub-Lessee means and includes the Sub-Lessee and its successors and permitted assigns;

Sub-Lessee’s Business means the business carried on from the Premises;

Sub-Lessee’s Employee’s and Agents means each of the Sub-Lessee’s employees, officers, agents, contractors and invitees;

Sub-Lessee’s Property means all property on the Premises that is not Sub-Lessor’s Property including but not limited to trade fixtures, sign, fitting, plant or equipment that the Sub-Lessee has brought into or installed in the Premises or purchased from a previous Sub-Lessee of the Premises;

Sub-Lessor means the Sub-Lessor and its successors and assigns and in clauses 5.2, 5.3, 11.5, 12.2(a) and (b), 13.3(a) and (b) and includes the Headlessor;

Sub-Lessor’s Property means all plant, equipment, fixtures, fittings, furniture, furnishings and other property the Sub- Lessor provides to the Premises;
Overdraft Index Rate means;
(a)	the Overdraft Index Rate for commercial loans on a monthly charging cycle published by the Commonwealth Bank of Australia;

(b)	if there is any suspension or discontinuance of the Overdraft Index Rate, then the substitute rate is the rate that the parties may mutually agree upon; and

(c)	if they are unable to agree, then the rate that the President of the Institute or that persons nominee determines and which is conclusive and binding;
Permitted Use means the use stated in Item 6 of the Reference Schedule;

Premises means that part of Lot 4 in DP1030800 as is indicated in the hatched area in Annexure “B” including te Sub-Lessors Property

Reference Schedule means the reference schedule attached to the cover sheet of this Lease which forms part of this Lease;

Rent means subject to an express statement- to the contrary, the amount shown in Item 1 of the Reference Schedule as varied under this Lease;

Rent Review Date means teach date in Item 2 of the Reference Schedule;

Services means the services that a Governmental Authority, private utility company or the Sub-Lessor provides to the Premises, including but not limited to water drainage, fire fighting, electricity, telephone, telecommunications, air conditioning, communications, lifts, escalators, gas, sewerage, fire-rated doors and sprinkler system;

Taxable Supply has the meaning given to it in the GST Act;

Term means the period from and including the Commencing Date up to and including the Terminating Date; and

Terminating Date means 6 February 2010.
     1.2 Interpretation
     The following rules or interpretation apply unless the context requires otherwise:
(a)	headings are for convenience only and do not affect interpretation;

(b)	the singular includes the plural and conversely;

(c)	a gender includes any gender;

(d)	if a word or phrase is defined, then its other grammatical forms have a corresponding meaning;

(e)	a reference to person includes:
(i)	a body corporate, an unincorporated or other entity; and

(ii)	a reference to that person’s executors, administrators, successors, permitted assigns and substitutes including but not limited to a person to whom this agreement is novated;
(f)	a reference to clause or schedule is to a clause or schedule to this Lease;

(g)	a reference to an agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced;

(h)	a reference to a thing including but not limited to a right, includes a reference to a part of that thing;

(i)	a reference to legislation or to a provision of it includes a modification or reenactment of it, a legislative provision substituted for it and a regulation or statutory instrument under it;

(j)	a reference to conduct includes but is not limited to, a omission, statement or undertaking whether or not in writing;

(k)	a provision of this sub-Lease must not be construed adversely to a party on the grounds that the party is responsible for the preparation of it;

(l)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally;

(m)	an agreement, representation or warranty on the part of two or more persons binds them jointly and severally;

(n)	a reference to month is a reference to a calendar month;

(o)	a reference to year is a reference to a calendar year;

(p)	a reference to writing means any mode of representing and reproducing words in tangible and permanently visible form and includes but is not limited to business revenues, benefits or rights;

(q)	a reference to asset includes property of any nature including but not limited to business revenues, benefits or rights;

(r)	a reference to liquidation includes but is not limited to an arrangement; compromise, winding up, dissolution, official management, appointment of administrator, assignment for the benefit of a creditor, scheme of arrangement with creditors; insolvency, bankruptcy or a similar procedure or if it applies, a merger, amalgamation reconstruction or change in the constitution of an entity for the purpose or having the effect of altering a party’s rights with the creditors;

(s)	a reference to a day including a Business Day is a reference to the period which starts at midnight and ends 24 hours later;

(t)	if a period of time is specified and that period begins;
(i)	at the time of an actor or event;

(ii)	on a specified date;
then the calculation of the period begins on the clay following the day of the act, the event or the specific date; and

(u)	a reference to an Item refers to an item in the Reference Schedule.
2.	Rent and Outgoings
2.1	Rent
(a)	The Sub-Lessee must pay the Rent:
(i)	by equal monthly installments; and

(ii)	in advance on the first day of each month of the Term and any holding over period.
(b)	The Sub-Lessee must make the first payment on the Commencing Date.
2.2	Broken Periods
             If an installment of Rent is for a period of less than 1 month, then that installment is that proportion of one twelfth of the Rent that the number of days in the period bears to the number of days in the month in which that period begins.

3.	Rent Review
3.1	From and including each Rent Review Date, the Rent for the period of the Term to the first to occur of the next Rent Review Date or determination of the Lease, is the sum calculated using the method for that Rent Review Date set out in Item 2

3.2	Rent Never to Decrease
             Despite anything in this Lease, including this clause 3, the Rent from and including the relevant Rent Review Date is to be the greater of:
(a)	the Rent immediately before the relevant Rent Review Date;

(b)	the amount determined under this clause 3.
4.	Services and charges
(a)	The Sub-Lessee must pay directly to the service provider the accounts for the following Services to the Premises;
(i)	electricity metered directly to the site;

(ii)	water metered directly to the site (if a water meter is reasonably able to be installed); and

(iii)	telephone and telecommunications.
(b)	If appropriate, the Sub-Lessee must pay;
(i)	according to the meter reading; and

(ii)	at the time the payment is due.
(c)	if there is no meter or a meter is defective, then the Sub-Lessee must ensure that the person supplying the Services assesses the cost of that Service.
5.	Payment Requirements
5.1	Method of payment
(a)	The Sub-Lessee must make payments under this Lease;
(i)	to the Sub-Lessor, or to a person the Sub-Lessor nominates in a notice to the Sub-Lessee;

(ii)	by the method the Sub-Lessor reasonably requires; and

(iii)	without set-off, counterclaim, withholding or deduction.

(b)	The Sub-Lessor is only obliged to demand payment for an amount that the Sub-Lessee must pay if this Lease expressly says that the Sub-Lessor must demand that amount.

(c)	Expiry or termination of this Lease does not affect the Sub-Lessee’s obligations to pay under this Lease for the period before expiry or termination.
5.1.1	Sub-Lessee’s obligation to pay interest
(a)	If the Sub-Lessee does not pay on time each amount that it must pay, then it must pay interest on that amount on the Sub-Lessor’s demand.

(b)	The Sub-Lessee must pay accumulated interest at the end of each month without the Sub-Lessor’s demand.

(c)	Interest is calculated on daily balances at the Interest Rate.

(d)	The Sub-Lessee must pay interest on an amount from when it becomes due for Payment until it pays the amount in full.
5.1.2	GST
             If the Sub-Lessor is liable under the GST Act to pay GST on a Taxable Supply under this Lease then despite any other provision of this Lease:
(a)	a payment that the Sub-Lessee makes for the Taxable Supply under this Lease, other than under this clause 5.1.2 is not grossed up for GST;

(b)	the Sub-Lessee must make each payment with an additional amount for GST.

(c)	the Sub-Lessee must calculate the additional amount by multiplying the payment by the prevailing GST rate; and

(d)	if the Sub-Lessee pays an additional amount under clause 5.3(b), then subject to the Sub-Lessee’s notification the Sub-Lessor must issue to the Sub-Lessee a GST Invoice.
Insurance
5.2	Insurance Obligations
(a)	The Sub-Lessee must maintain for the Premises in the name of the Sub-Lessee;
(i)	an industrial special risks policy to insure the Premises for their full reinstatement value against all risks which include but are not limited to fire, lightning, storm and tempest the Sub-Lessor reasonably considers it appropriate to insure the Premises against, acting reasonably for their full reinstatement value;

(ii)	public and products liability insurance and property owner’s liability and tenant’s liability insurance for at least the amount in Item 5 of the Reference Schedule, as varied by notice from the Sub-Lessor to the Sub-Lessee;

(iii)	workers’ compensation and employee protection insurance; and

(iv)	insurance for the Sub-Lessee’s Property,
(b)	All insurance policies particularised in paragraph 5.2 (a) herein must note the Interest of the Sublessor.
5.3	Nature and proof of contracts
(a)	The Sub-Lessee must ensure that each insurance contract is:
(i)	with insurers and on terms the Sub-Lessor approves; sand

(ii)	in the name of the Sub-Lessee and notes the interest of the Sub-Lessor
(b)	The Sub-Lessee must ensure that each insurance contract includes:
(i)	a cross liability clause; and (ii) a waiver of subrogation clause.
(c)	The Sub-Lessee must, when the Sub-Lessor demands, give the Sub-Lessor evidence that it has complied with this clause 5.
(d)	The Sub-Lessee must notify the Sub-Lessor immediately if an insurance policy required by this clause 5 is:
(i)	cancelled; or

(ii)	an event occurs which may allow a claim or affect a right under an insurance policy for the Premises or any property in the Premises.
5.4	Claims under insurance
(a)	The Sub-Lessee must act enforce, conduct, settle or compromise a claim under an insurance policy required by this Lease if the Sub-Lessor gives the Sub-Lessee a notice that the Sub-Lessor wishes to enforce, conduct, settle or compromise a claim.

(b)	This clause 5.4 applies even if an insurance policy also covers property that is not property that the Sub-Lessor must insure under this Lease.

(c)	The Sub-Lessee must obtain the Sub-Lessor’s approval before it does anything which may:
(i)	affect a right under an insurance policy; or

(ii)	increase an insurance premium payable on a policy for the Premises or any property in the Premises.
5.5	Sub-Lessee Indemnifies
             The Sub-Lessee indemnifies the Sub-Lessor to the extent that any of the insurance is insufficient to reinstate the Premises and/or the property covered by the policy to its condition prior to the damage or destruction, except to the extent that any amount payable under the insurance is reduced or any claim under such policy is avoided by any willful act, omission, neglect or default of the Sub-Lessor.
5.6	Condition of each Insurance
(a)	It must be a condition of each insurance affected by the Sub-Lessee (except worker’s compensation; or

(b)	the insurer should provide a written undertaking that;
the insurance will not be cancelled by the insurer or its terms or conditions of cover provided under the insurance will not be materially altered, except after the insurer has given the Sub-Lessor at least 14 days written notice of its intention relating to any of those matters.
5.7	Proceeds of Insurance
(a)	The Sub-Lessee must ensure that insurance proceeds which the insured person is not obliged to use for replacement or reinstatement are paid into a separate joint account in the names of the Sub-Lessor, the Sub-Lessee and if required by the Sub-Lessor, any other person.
6.	Indemnities and releases
6.1	Sub-Lessee indemnities
(a)	The Sub-Lessee occupies and uses the Premises at its own risk.

(b)	The Sub-Lessee is liable for and indemnifies the Sub-Lessor to the extent of the Liability, loss or damage arising from and cost incurred for any of the following:
(i)	damage, loss injury or death caused or contributed to by the act, negligence or default of the Sub-Lessee or of the Sub-Lessee’s Employees and Agents;

(ii)	the Sub-Lessee’s breach of an environmental or occupational health and safety law;

(iii)	the Sub-Lessee’s breach of the Lease; and

(iv)	an accident on or about the Premises that the Sub-Lessor has not contributed to or caused.
(c)	The Sub-Lessee agrees that the Sub-Lessor is not liable for anything listed in clause 7.1.

(d)	Each indemnity:
(i)	is independent from the Sub-Lessee’s other obligations; and

(ii)	continues during this Lease and after it expires or is terminated.
(e)	The Sub-Lessor may enforce an indemnity before incurring an expense.
(f)	Clause 6.(b) does not apply if the damage, loss, injury or death is caused by the Sub-Lessor’s willful act, negligence or default.
6.2	Sub-Lessee releases Sub-Lessor
(a)	The Sub-Lessee releases the Sub-Lessor from liability or loss arising from and cost incurred by any of the following:
(i)	damage, loss, injury or death relating to the Premises;

(ii)	anything the Sub-Lessor is permitted or required to do under this Lease;

(iii)	The unavailability, interruption or malfunction of:
(A)	a Service; or

(B)	the Sub-Lessor’s Property;
(iv)	the premises not being clean or secure;

(v)	a fire, bomb threat or other emergency drill or the Sub-Lessee evacuating the Premises because of any fire, bomb threat or other emergency;

(vi)	the operation of a statue, regulation or notice that a Governmental Authority issues relating to the Premises; and

(vii)	a strike, accident, riot, industrial action or civil disturbance.

(b)	clause 6.2(a) does not apply if the damage, loss, injury or death so caused by the Sub-Lessor’s willful act, negligence or default.
7.	Use

The Sub-Lessee must only use the Premises for the Permitted Use.

8.	Sub-Lessee’s covenants
(a)	The Sub-Lessee must comply on time with each law and requirement of a Governmental Authority in connection with;
(i)	the Premises, the Sub-Lessee’s Business, the Sub-Lessee’s Property; and

(ii)	the use or occupation of the Premises
(b)	A reference to compliance includes but is not limited to obtaining and complying with a permit or approval.

(c)	The Sub-Lessee is only required to carry out structural work if the work is required:
(i)	for the lawful use of our occupation of the Premises; or

(ii)	as a result of the act, negligence or default of the Sub-Lessee or of the Sub-Lessee’s Employee’s and Agents.
(d)	the Sub-Lessee must:
(i)	inform the Sub-Lessor of damage to the Premises or of a faulty Service immediately it becomes aware of it;

(ii)	participate in each fire, bomb threat or other emergency drill of which the Sub-Lessor gives reasonable notice;

(iii)	evacuate the Premises immediately ad in accordance with the Sub-Lessor’s directions when informed of an actual or suspected fire, bomb threat or other emergency;

(iv)	take all reasonable precautions to keep the Premises free of any pest, vermin or animals.
(e)	The Sub-Lessee may only:
(i)	alter the Sub-Lessor’s Property or remove it from the Premises if it first obtains the Sub-Lessor’s approval;

(ii)	store, bring onto, use or release Contaminants on the Premises if it is necessary for the Permitted Use;

(iii)	manufacture, produce or carry on an activity which creates or leads to the creation of Contaminants if it is necessary for the Permitted Use; and

(iv)	use the Premises’ facilitates or Services for their intended purpose.
(f)	The Sub-Lessee must not:
(i)	permit the Premises or the environment to be contaminated, polluted or affected by Contaminants;

(ii)	do or omit to do anything that results in a governmental Authority issuing notice, direction or order requiring a clean up, decontamination, remedial action or making good, under any law;

(iii)	do or omit to do anything that constitutes a violation or contravention of law the environment or occupational health and safety;

(iv)	do anything in or around the Premises that is in the Sub-Lessor’s reasonable opinion may be annoying, dangerous or offensive;

(v)	do anything to overload or interfere with the Premises’ facilities or Services; or

(vi)	allow anything to endanger or threaten the Premises or occupants of the Premises.
(g)	If the Sub-Lessee may not do something under this Lease, then it may not do anything which may result in it happening.

(h)	The Sub-Lessee must ensure that the Sub-Lessee’s Employees and Agents comply, if appropriate, with the Sub-Lessee’s obligations.

(i)	The Sub-Lessee must maintain and repair in good order and condition (having regard to the condition at the Commencing Date) the storm water detention basin, pit and storm water drainage system on the Premises and ensure that ground water run off from the Premises is channeled into the storm water detention basin.
9.	Cleaning the Premises

The Sub-Lessee must:
(a)	keep the Premises clean, tidy and free of refuse, pests and vermin;

(b)	comply with the Sub-Lessor’s directions on cleaning;

(c)	employ a cleaning service that the Sub-Lessor approves; and

(d)	arrange for a person to remove regularly, refuse from the Premises.
10.	Sub-Lessor not liable
(a)	The Sub-Lessor is not liable to the Sub-Lessee for financial loss or inconvenience, including but not limited to a liability for damages, abatement of rent or for repudiation, because any Services are:
(i)	not functioning either property or at all; or

(ii)	temporarily stopped or interrupted;
(A)	for any cause beyond the Sub-Lessor’s control; or

(B)	pending inspection, repair, maintenance or replacement.
(b)	The Sub-Lessee is not entitled to terminate this ease for any of the reasons referred to in clause 10(a).
11.	Repair, redecoration and tenant’s works
11.1	Sub-Lessor’s Approval
(a)	The Sub-Lessee may only carry out works including but not limited to installing fixtures or fittings or making alterations to or in the Premises if it first obtains the Sub-Lessor’s written approval.

(b)	The Sub-Lessor must not unreasonably withhold its approval referred to in clause 11.1(a).

(c)	The Sub-Lessor may make its approval subject to reasonable conditions, including, but not limited to, obtaining the consent of the Lessor.

(d)	The Sub-Lessee must comply with the Sub-Lessor’s conditions.
11.2	Sub-Lessee’s Works
(a)	The Sub-Lessee must ensure that any work it does, including but not limited to work under clauses 11.1 and 11.4:
(i)	is done:
(A)	in accordance with the plans, specifications and schedule of finishes approved by the Sub-Lessor;

(B)	by contractors and consultants who the Sub-Lessor either nominates or approves;

(C)	in a proper and workmanlike manner; and

(D)	without disturbance or disruption to other tenants or occupants of the adjoining land of the Sub-Lessor;
(ii)	complies with each law and the requirements of each relevant Governmental Authority; and

(iii)	follows the Sub-Lessor’s requirements and directions.
(b)	The Sub-Lessee must promptly (where applicable) obtain and give to the Sub-Lessor:
(i)	a certificate of occupancy issued under the Environmental Planning and Assessment Act 1979;

(ii)	a building certificate under section 149A of the Environmental Planning and Assessment Act 1979 or equivalent certificate for the works on their completion; and

(iii)	any certificate which the Sub-Lessor requires from an architect, engineer or other consultant which the Sub-Lessor nominates.
(c)	The Sub-Lessor must act reasonably under this clause 11.2.

(d)	If the Sub-Lessor believes that the Sub-Lessee is in breach of any provision of this Lease including, 12.2, then:
(i)	the Sub-Lessor may only request the Sub-Lessee to stop, and

(ii)	the Sub-Lessee must stop carrying out the words.
11.3	Repair of Items
          The Sub-Lessee acknowledges that the Premises are in good repair at the Commencing Date.
11.4	Repair, replace and redecorate
(a)	Subject to fair wear and tear, the Sub-Lessee must keep the Premises and the Sub-Lessee’s Property in good repair and condition.

(b)	The Sub-Lessee must replace any items of Sub-Lessor’s Property with items of similar quality as at the Commencing Date if damaged by the Sub-Lessee.

(c)	The Sub-Lessee must make good promptly any damage that the Sub-Lessee or the Sub-Lessee’s Employee’s and Agents cause to the Premises.
11.5	Signage
(a)	The Sub-Lessee must obtain the Sub-Lessor’s permission in writing before it erects or displays a sign within the Premises so that a person can see the sign from the exterior of the Premises.

(b)	The Sub-Lessor must not unreasonably withhold its consent,

(c)	If the Sub-Lessee erects a sign, then the Sub-Lessee must:
(i)	obtain the consent of any relevant Governmental Authority;

(ii)	erect the sign in a workmanlike manner;

(iii)	repair any damage that it causes when erecting the sign;

(iv)	upon the termination of this Lease, remove the sign; and

(v)	repair any damage caused to the Premises by the removal of the sign.
(d)	This clause is not intended to limit clauses 11.1 and 11 .2.
12.	Assignment and other dealings.
12.1	No assignment or subletting
          This Sub-Lessee must not part with possession of the Premises, including but not limited to parting with possession by assigning, subletting or licensing without the Sub-Lessor’s (and Head-Lessor’s) prior written consent.
12.2	Conditions of subletting licensing, etc.
          The Sub-Lessor may not unreasonably withhold its consent where the Sub-Lessee:
(a)	satisfies the Sub-Lessor that the proposed assignee, sub-tenant licensee or other person taking possession (each called in this clause the New Sub-Lessee):
(i)	its financially sound and capable of performing the Sub—Lessee’s obligations under this Lease; and

(ii)	will use the Premises only for the Permitted Use;
(b)	ensures that the New Sub-Lessee signs a contract relating to the change in possession in the form that the Sub-Lessor reasonably requires;

(c)	ensures that the New Sub-Lessee (in the case of an assignment) gives the Sub-Lessor a three month bank guarantee and director’s guarantee (in the case of a corporate assignee);

(d)	ensures that the Sub-Lessee has obtained any consents it has agreed to obtain;

(e)	ensures that the Sub-Lessee is not in default or any default has been waived;

(f)	ensures that he Sub-Lessee and the New Sub-Lessee complies with all the Sub-Lessor’s reasonable requirements.
12.3	Change in control of Sub-Lessee
(a)	A proposed change in control is treated as a proposed parting with possession under this Sub-Lease.

(b)	The person acquiring control is treated as new Sub-Lessee.

(c)	A change in control occurs if:
(i)	the Sub-Lessee is a company which is not listed or wholly owned by a company which is listed on the Australian Stock Exchange; and

(ii)	there is a proposed change in the shareholding of the Sub-Lessee or its holding company so that a different person from that existing at the date the Sub-Lessee acquired its interest in this Lease will control:
(A)	the composition of the board of directors; or

(B)	more than 50% of the shares giving a right to vote at general meetings.
12.4	Securities
(a)	The Sub-Lessee must first obtain the Sub-Lessor’s approval before it creates or allows to come into existence:
(i)	a security over the Sub-Lessee’s interest in this Lease; or

(ii)	a lease or security affecting the Sub-Lessee’s Property;
(b)	The Sub-Lessor must not unreasonably withhold its approval.

(c)	If the Sub-Lessor gives its approval, the Sub-Lessee must execute a waiver if the Sub-Lessor reasonably requires the Sub-Lessee to do so.

12.5	Release on Assignment
          In the event of the Sub-Lessee lawfully assigning this Lease to another party, the Sub-Lessor will release the assigning Sub-Lessee from all obligations under this Lease, except in respect of anything which remains to be done before the date of the assignment.
13.	Sub-Lessor’s additional obligations and rights
13.1	Quiet Enjoyment
          Subject to the Sub-Lessor’s rights, while the Sub-Lessee complies with its obligations under this Lease, it may occupy the Premises during the Term without undue interference by the Sub-Lessor.
13.2	Sub-Lessor’s limits of obligation in relation to Services
          The Sub-Lessee may not claim compensation, damages, terminate this Lease or stop or reduce payments under it because:
(a)	a Service is not available, a Service is interrupted or fails; or

(b)	any part of the Sub-Lessor’s Property breaks down.
13.3	Suitability
(a)	The Sub-Lessee represents to the Sub-Lessor that it has satisfied itself that the Premises and the Services are suitable for the Permitted Use.

(b)	The Sub-Lessor does not expressly or impliedly warrant that the Premises are now or will remain suitable or adequate for all or any of the purposes of the Sub-Lessee; and subject to the law, any such warranties are expressly negatived.
13.4	Sub-Lessor’s Rights
(a)	Subject to clause 13.5 the Sub-Lessor may carry out any works on or to the Premises including but not limited to alterations and redevelopment.

(b)	If the works are likely to adversely affect the business of the Sub-Lessee, then the Sub-Lessor must notify the Sub-Lessee in writing of the proposed alteration or refurbishment at least 2 months before it commences the works and the Sub-Lessee is entitled to an abatement of Rent in respect of the area on which the Sub-Lessor is conducting the works which are having an adverse effect on the business of the Sub-Lessee.
13.5	To Enter
(a)	The Sub-Lessor may enter the Premises at reasonable times on reasonable notice:

(i)	to see if the Sub-Lessee is complying with its obligations under this Lease; or

(ii)	to do anything:
(A)	that either party must or may do under this Lease; or

(B)	necessary to comply with any law or the requirements of a Governmental Authority.
(b)	If the Sub-Lessor decides there is an emergency then it may enter at any time without notice.
13.6	Change of Sub-Lessor
(a)	If the Sub-Lessor deals with its interest in the Land, including but not limited to, by transfer or the grant of a head or concurrent lease so that another entity becomes Sub-Lessor, then the Sub-Lessor is released from each obligations under this Lease arising after it ceases to be Sub-Lessor, except in respect of any right arising before the completion of the transfer or other dealing.

(b)	If requested by the Sub-Lessor, the Sub-Lessee must sign the documents which that person reasonably requires to give a direct contractual relationship with the Sub-Lessee provided that the Sub-Lessee resumes no greater obligation then it currently has under this Lease.
13.7	Sub-Lessor may rectify.
(a)	The Sub-Lessor may do anything that the Sub-Lessee should have done under this Lease but:
(i)	has not done; or

(ii)	that the Sub-Lessor considers it has not done properly.
(b)	The Sub-Lessee must promptly pay all reasonable expenses and costs that the Sub-Lessor incurs under this clause 13.7.
13.8	Access for Services
          The Sub-Lessor reserves the following rights:
(a)	the right of uninterrupted passage of Services through pipes, ducts and wires in the Premises;

(b)	the running of materials supplied by ducted services through the pipes, ducts or wires to any part of the Premises; and

(c)	access to and through the Preemies any time for the purpose of installing, maintaining, or repairing any Service included but not limited to:
(i)	air conditioning equipment;

(ii)	fire sprinkler systems;

(iii)	pipes, ducts, telephone cables, wires, and

(iv)	water sewerage and drainage connections.
13.9	Sub-Lessor Not Obliged
          Nothing in this clause obliges the Sub-Lessor to do any of the things it reserves the right to do in this clause 13.
14.	Sub-Lessee’s obligations on expiry or termination
14.1	Condition of Premises
(a)	The Sub-Lessee must:
(i)	vacate the Premises on the earlier of the Terminating Date and the date the Lease is terminated;

(ii)	reinstate the Premises and the services benefiting the Premises to their condition at the Commencing Date or the date the Sub-Lessee took occupation of the Premises if this Lease is granted pursuant to an option; and

(iii)	surrender the Premises to the Sub-Lessor
(A)	in good repair;

(B)	free from rubbish

(C)	free from damages; and

(D)	in a clean condition.
(b)	The parties must take into account when assessing the condition at termination;
(i)	the condition of the Premises at the Commencing Date; and

(ii)	fair wear and tear.
(c)	The Sub-Lessee is not responsible for damage by fire, flood, lighting, storm, tempest, act of God and war unless:

(i)	the damage occurred as a result of or was substantially contributed to by the Sub-Lessee’s act or omission or that of the Sub-Lessee’s Employees and Agents; or

(ii)	the Sub-Lessor is unable to recover from its insurer insurance money for the damage because of some act or omission, neglect, default or misconduct by the Sub-Lessee or the Sub-Lessee’s Employees and Agents.
14.2	Removal of Sub-Lessee’s Fixtures
(a)	The Sub-Lessee may, up to the termination of this Lease, remove from the Premises any of the Sub-Lessee’s Property.

(b)	The Sub-Lessor may require the Sub-Lessee to remove an item by the time the Presses are vacated.

(c)	The Sub-Lessee must ensure that it does not damage the Premises when it removes an item.

(d)	If the Sub-Lessee does damage the Premises, then it must at its own cost immediately repair the damage;

(e)	if required by the Sub-Lessor, the Sub-Lessee must restore the Premises to the condition that it was in before the Sub-Lessor brought in or installed the relevant item.
14.3	Sub-Lessee’s fixtures not removed
(a)	if the Sub-Lessee does not comply with clause 14.2 then without affecting any other right, the Sub-Lessor may at the expense of the Sub-Lessee:
(i)	remove and store an item;

(ii)	repair any damage caused by any removal;

(iii)	recover the cost of the removal and repair from the Sub-Lessee; and

(iv)	notify the Sub-Lessee that unless the Sub-Lessee complies with its obligations within 14 days of the notice, then any item that the Sub-Lessee does not remove from the Premises will be forfeited to the Sub-Lessor.
(b)	If the Sub-Lessee fails to comply with the notice, then the items mentioned in the notice, become the property of’ the Sub-Lessor at the expiration of the 14 day period.

(c)	The Sub-Lessor may retain any furniture, fittings, fixtures or other items belonging to the Sub-Lessee in the Premises.

(d)	The Sub-Lessor may:
(i)	sell an item that the Sub-Lessee forfeits in accordance with clause 14.3(b) by public auction; and

(ii)	apply the proceeds of the sale towards the payment of any money due and payable to the Sub-Lessor under this Lease.
15.	Holding over
15.1	Monthly tenancy
(a)	If the Sub-Lessee continues to occupy the Premises after the Terminating Date with the Sub-Lessor’s approval, it does so under a monthly tenancy.

(b)	Either party may terminate a monthly tenancy on one month’s notice ending on any day.

(c)	The rent for each month of the monthly tenancy is equal to the monthly Rent that the Sub-Lessee has paid for the month immediately preceding the holding over period.

(d)	Subject to this clause 15.1, the monthly tenancy is on the same terms as this Lease except for those changes that:
(i)	are necessary to make this Lease appropriate for a monthly tenancy; or

(ii)	the Sub-Lessor requires as a condition of giving its approval to the holding over.
(e)	The Sub-Lessor may require an increase in rent as a condition of giving its approval to the holding over.

(f)	The parties must not reduce a bank guarantee required under this Lease.
16.	Default
16.1	Essential terms
(a)	The following obligations are essential terms of this Lease:
(i)	each obligation of the Sub-Lessee to pay money and to provide the Bank Guarantee or other security, including the Guarantee from the guarantor to the Sub-Lessor; and

(ii)	the Sub-Lessee’s obligations under clause 2, 5, 7, 11 and 12.
(b)	Other obligations under this Lease may also be essential terms.
16.2	Default
          Each of the following constitutes a default by the Sub-Lessee under this Lease:
(a)	The Sub-Lessee’s failure to pay rent to the Sub-Lessor for a period of 14 days after the due date for payment, whether a formal demand for payment has or has not been made;

(b)	the Sub-Lessee’s failure to comply with an obligation under this Lease, which is not an essential term and in the Sub-Lessor’s reasonable opinion:
(i)	the non-compliance:
(A)	can be remedied, and

(B)	the Sub-Lessee does not remedy it to the Sub-Lessor’s reasonable satisfaction within a reasonable time after the Sub-Lessor gives the Sub-Lessee notice to remedy it;
(ii)	the non-compliance cannot be remedied or compensated for; (iii) the non-compliance cannot be remedies but:
(A)	the Sub-Lessor can be compensated; and

(B)	The Sub-Lessee does not pay the Sub-Lessor compensation satisfactory to the Sub-Lessor for the breach within 14 days after the Sub-Lessor gives the Sub-Lessee notice to pay it; or
(c)	an Insolvency Even occurring in respect of the Sub-Lessee or a Guarantor.
16.3	Termination After Default
          If the Sub-Lessee defaults under this Lease, then the Sub-Lessor may terminate this Lease by:
(a)	re-entering and taking possession of the Premises, using reasonable force if necessary to resume possession;

(b)	serving on the Sub-Lessee written notice terminating the Lease;

(c)	instituting proceeding for possession of the Premises; or

(d)	taking the action in both clause 16.3(a) and clause 16.3(b), or clause 16.3(b) and clause 16.3(c).

16.4	Sub-Lessor’s Entitlement to Damages
(a)	Whether this Lease is terminated or not, the Sub-Lessee must compensate the Sub-Lessor for the loss or damage that the Sub-Lessor suffers as a consequence of the Sub-Lessee’s conduct which constitutes:
(i)	a repudiation of the Lease;

(ii)	a repudiation of the Sub-Lessee’s obligations under this Lease;

(iii)	a default; or

(iv)	breach of an essential item of this Lease.
(b)	The compensation that the Sub-Lessor is entitled to recover from the Sub-Lessee includes but it not limited to:
(i)	all arrears of money payable by the Sub-Lessee;

(ii)	any interest on that money calculated in each case;

(iii)	each cost including but not limited to the Sub-Lessor’s administration costs that the Sub-Lessor incurs in rectifying the Sub-Lessee’s breach.

(iv)	each cost that the Sub-Lessor incurs in recovering any money or enforcing any security for the performance of the Sub-Lessee’s obligation; and

(v)	each cost that the Sub-Lessor incurs:
(A)	for legal fees and expenses;

(B)	for marketing and agency fees; and

(C)	in performing the obligations of the Lease.
(c)	The Sub-Lessee must pay within 10 business days of receiving the Sub-Lessor’s written demand for compensation.
16.5	Liquidated Damages
(a)	In addition to the Sub-Lessor’s other rights and remedies, the Sub-Lessee must pay to the Sub-Lessor damages for the breach or repudiation if the Sub-Lessor;
(i)	enters the Premises;

(ii)	terminates the Lease under clause 16.3; or

(iii)	accepts the Sub-Lessee’s repudiation.
(b)	The Sub-Lessee must pay damages equal to:
(i)	the costs and expenses of the Sub-Lessor for reletting the Premises including but not limited to a commission or similar charge; and

(ii)	the difference between:
(A)	all money that the Sub-Lessee would have had to pay as Rent and Outgoing for that part of the Term as had not expired at the Event Date; and

(B)	any money that the Sub-Lessor has, at the date of the Sub-Lessor’s demand actually received or reasonably anticipates it is likely it receive as rent and outgoing from another Sub-Lessee of the Premises for the part if the Term that had not expired at the Event Date.
(c)	The Sub-Lessor must use reasonable endeavours to obtain another Sub-Lessee

(d)	The conduct of the Sub-Lessor in using reasonable endeavours does not of itself constitute acceptance of the Sub-Lessee’s breach or repudiation of this Lease.

(e)	The parties must assume that the Rent would be the same as the amount payable immediately before the relevant Rent Review Date r on any review under clause 3 which was due to take place after the Event Date.

(f)	The Sub-Lessor’s determination of the amount it reasonably anticipates it is likely to receive as rent and outgoings is final and binding on the parties if:
(i)	if excludes cleaning charges;

(ii)	in considers:
(A)	the period or likely period during which the Premises have been or may be vacant;

(B)	any rent free period and abatement, concession, incentive or inducement allowed, granted or paid or likely to be allowed; granted or paid to secure a new Sub-Lessee or occupier; and
(iii)	it is made in good faith.

(g)	To this extent that the sum of damages represents an acceleration of payments, the parties must:
(i)	discount the sum at a rate per annum equal to the Commonwealth Bank’s Overdraft Index Rate quoted on the Event Date; and

(ii)	calculate the discount with effect from the day on which the Sub-Lessor receives the damages in full, less the discount.
(h)	This clause 16.5
(i)	continues to operate if this Lease is terminated;

(ii)	does not limit a right of the Sub-Lessor to recover damages for any other loss;

(iii)	the Sub-Lessor’s acceptance of the Sub-Lessee repudiation; or (iv) the parties; conduct constituting a surrender by operation of the law.
16.6	Sub-Lessor’s Rights not affected
          The rights and entitlements conferred on the Sub-Lessor by this clause 16 or their exercise:
(a)	does not restrict or prevent the Sub-Lessor from recovering loss or damage from:

(i)	the Sub-Lessee;

(ii)	any security provided by or on behalf of the Sub-Lessee; or

(iii)	exercising any other right or remedy which the Sub-Lessor has or may acquire;
(b)	are not adversely affected by:
(i)	granting the Sub-Lessee a concession indulgence, forbearance or time to pay;

(ii)	any compounding or compromise reached or attempted to be reached with the Sub-Lessee;

(iii)	the Sub-Lessor’s acceptance of any money whether paid by the Sub-Lessee or by any other person;

(iv)	a postponement non-exercise or alteration of a right or remedy available to the Sub-Lessor;

(v)	an alteration to this Lease whether or not the Sub-Lessor agrees to it in writing;

(vi)	the conversion of the Term of this Lease to a monthly tenancy;

(vii)	the Sub-Lessor retaking possession of the whole or a pert of the Premises by any means;

(viii)	the Sub-Lessee abandoning or vacating the Premises;

(ix)	the Sub-Lessor electing to re-enter or to terminate the Lease;

(x)	the Sub-Lessor accepting the Sub-Lessee’s repudiation, or

(xi)	the party’s conduct constituting a surrender by operation of law.
16.7	Conversion to a Monthly Tenancy
          if an event specified in clause 16.2 occur, then the Sub-Lessor may by notice to the Sub-Lessee convert this Lease into a monthly tenancy.
          The Sub-Lessor may terminate the monthly tenancy on 1 month’s notice on the Sub-Lessee, expiring on any date.
          The Sub-Lessee is not entitled to terminate the monthly tenancy.
          Subject to clause 16.7, the monthly tenancy is on the same terms and conditions as this Lease.
          The provisions of this clause apply as it if the Lease is terminated without being first converted to a monthly tenancy.
          Each change that is necessary to make this Lease approximate to a monthly tenancy is automatic.
          The bond or Bank Guarantee required under this Lease is not be to released or reduced. The Term and any option to review do not apply,
16.8	Instituting Proceedings
(a)	The Sub-Lessor is entitled to institute legal proceedings claiming damages against the Sub-Lessee for the entire Term, including but not limited to the period:
(i)	before and after the Sub-Lessee vacates the Premises; and

(ii)	before and after the abandonment, termination, repudiation, acceptance or repudiation or surrender by operation of law.

(b)	The Sub-Lessor is entitled to institute legal proceedings whether the Lesssor institutes the proceedings before or after the Sub-Lessee’s action.
16.9	Additional Entitlements of Sub-Lessor
          The Sub-Lessor’s entitlement to damages is in addition to:
(a)	the entitlement to recover Rent and Outgoings until the date of expiry or termination of this Lease;

(b)	interest on late payments under this Lease; and

(c)	costs of a breach or default, including gut not limited to the costs of termination.
16.10	Mitigating Damages when Sub-Lessee Vacates Premises
(a)	If the Sub-Lessee vacates the Premises, then the Sub-Lessor must rake reasonable steps to:
(i)	mitigate the damages; and

(ii)	endeavour to sub-lease the Premises at a reasonable rent and on reasonable terms.
(b)	the Sub-Lessor’s entitlement to recover Rent and damages for the period after the Sub-Lessee has vacated the Premises, is assessed on the basis that eh Sub-Lessor should have observed the obligation to mitigate the damages.

(c)	The Sub-Lessor is not obliged to mitigate the damages arising because the Premises are not let or lease the Premises; if:
(i)	the Sub-Lessee vacates during the last year of the current lease Term; and

(ii)	the Sub-Lessor has a bona fide intention within 6 months after the Sub-Lessee has vacated;
(A)	to reconstruct, renovate or demolish the Premises; or (B) to occupy the Premises.

17.	Power of attorney by Sub-Lessee to Sub-Lessor
17.1	The Sub-Lessee appoints the Sub-Lessor, as the Sub-Lessee’s attorney with the powers contained in this clause 17, in the event of a default by the Sub-Lessee.

17.2	Irrevocable Power
          This power of attorney is:
(a)	irrevocable by the Sub-Lessee;

(b)	granted by the Sub-Lessee for the valuable consideration of the grant of this Lease by the Sub-Lessor, to secure:
(i)	the performance of the Sub-Lessee’s obligations; and

(ii)	the Sub-Lessor’s proprietary interests over the Premises.
17.3	Extent of Power
(a)	The Sub-Lessor as the Sub-Lessee’s attorney and in the name and on behalf of the Sub-Lessee may
(i)	remove from the Premises, then store and sell, any plant, equipment, chattels an other property that the Sub-Lessee leaves on the Premises, after the Sub-Lessee has vacated the Premises and this sub-Lease is terminated or has expired;

(ii)	transfer this sub-Lease to an assignee of the sub-Lease after the Sub-Lessee vacates or abandons the Premises, when this Lease is not terminated;

(iii)	execute any other documents reasonably required for the transfer;

(iv)	surrender this sub-Lease after:
(A)	the Sub-Lessor has become entitled to terminate this Lease; and

(B)	the Sub-Lessee vacates or abandons the Premises or

(C)	the Sub-Lessor terminates this Lease by serving notice of termination.
(v)	withdraw a caveat lodged by the Sub-Lessee for this Lease, after the Sub-Lessor effectively terminates this sub-Lease; and

(vi)	grant one or more sub-leases over the Premises:

(A)	while the Sub-Lessee is the Sub-Lessee of the Premises; an

(B)	after the Sub-Lessee has vacated or abandoned the Premises in breach of this lease,
(b)	The Sub-Lessor may grant a sublease:
(i)	over the Premises;

(ii)	limit to the duration of the then existing Term of this sub—Lease; and

(iii)	at a reasonable rent, considering;
(A)	the current market rental value of the Premises sublet; and

(B)	the duration and the conditions of the sub-lease.
17.4	Duration of Power of Attorney
          The Sub-Lessor may:
(a)	act as attorney during the continuance of this sub-Lease and the period of the number of months in Item11 of the Reference Schedule after the termination of this sub-Lease;

(b)	register this sub-Lease or lease provisions as a power of attorney, at any time including after the termination of this sub-Lease, if that is required for the exercise of a power; and

(c)	ratify and confirm a power, as attorney and agent for the Sub-Lessee.
18.	Costs, charges and expenses
          In connection with this sub-Lease and any document related to it, the Sub-Lessee must pay promptly;
(a)	for everything it must do;

(b)	all stamp duty and registration fees;

(c)	on demand, the Sub-Lessor’s reasonable costs, charges and expenses, including but not limited those for negotiating, preparing, executing, stamping registering, obtaining a consent the Sub-Lessor must obtain before giving approval, considering a request for an approval and exercising right; and

(d)	all costs, charges and expenses for work the Sub-Lessee carries out or wants to carry out including but not limited to costs, charges and expenses that the Sub-Lessor incurs
(i)	in considering approving and supervising the works, and

(ii)	modifying or varying the Premises because of the works.
19.	Notices
(a)	A notice approval, consent or other communication to a person for this sub-Lease must be:
(i)	in legible writing;

(ii)	in English; and

(iii)	left at the address or sent to the facsimile number of the party in item 8, as varied by notice.
(b)	If the notice is from a corporation then:
(i)	an officer of that corporation must sign the notice; or

(ii)	the corporation must fix its common seal to the notice.
(c)	Notice is sent by the sender and received by the receiver.

(i)	if the notice is hand delivered, upon delivery to the receiving party;

(ii)	if the notice is sent by registered mail within Australia, 2 Business Days after registration of the notice of pGSTing;

(iii)	if the notice is sent by registered mail within Australia 2 Business Days from and including the date of pGSTage; and

(iv)	if the notice is sent by ordinary mail within Australia 3 Business Days from and including the date of pGSTage; and

(v)	if the notice is sent to or from overseas by air mail 7 Business Days from and including the date of pGSTing.
(d)	In clause 19(c) a reference to a person receiving a notice includes a reference to the receiver’s officers, agents or employees.

20.	Bank Guarantee
(a)	On or before the commencing Date, the Sub-Lessee must deliver the Bank Guarantee to the Sub-Lessor.

(b)	The Bank Guarantee is security for the Sub-Lessee’s performance under this lease.

(c)	If the Sub-Lessee does not comply with any of its obligations under this Lease then the Sub-Lessor may call on the Bank Guarantee without notice to the Sub-Lessee.

(d)	The Sub-Lessor may call on the Bank Guarantee whether this Lease is registered or not.

(e)	If the Sub-Lessor calls on the Bank Guarantee or the Rent is increased, then no later than 7 days after the Sub-Lessor gives the Sub-Lessee a notice asking for it, the Sub-Lessee must deliver to the Sub-Lessor a replacement or additional Bank Guarantee to that the amount of that guarantee is the amount in Item 9 in the Reference Schedule.

(f)	The Sub-Lessee’ obligations under this clause 20 are essential terms of this sublease.

(g)	The Sub-Lessor must return the Bank Guarantee to the Sub-Lessee as soon as practicable after the Terminating Date or determination of the Lease, if the Sub-Lessee has (in the opinion of the Sub-Lessor) satisfied all of its obligations under the sub-Lease.
21.	Guarantee and Indemnity
21.1	Guarantor
          Clause intentionally omitted
22.	Option for a new lease
22.1	Grant of Option
          The Sub-Lessor must grant a new lease under this clause 22 on the Terminating Date to commence on the next day only if:
(a)	the Sub-Lessee gives the Sub-Lessor a notice stating that it wants a new lease of the Premises for the term first specified in Item 11 of the Reference Schedule;

(b)	the Sub-Lessor receives that notice within the period beginning on the day that is nine months before the Terminating Date and ending on the day that is six months before the Terminating Date;

(c)	from the time the Sub-Lessee gives that notice until the Terminating Date the Sub-Lessee is either not in breach of this lease or the Sub-Lessor has waived the breach in writing; and

(d)	the Sub-Lessee delivers to the Sub-Lessor before the Termination Date a guarantee or a guarantee and indemnity for the Sub-Lessee’s obligations under the new lease.
23.	Terms of new lease
          The parties must ensure that the new sub-lease is on terms similar to this Lease except that:
(a)	If particulars of more than one new sub-lease are specified in Item 11 of the Reference Schedule, then the parties must delete from Item 11 of the Reference Schedule, the particulars of the new sub-lease first specified in that item;

(b)	If the particulars of the new sub-lease are the only particulars specified in Item 11, then the parties must delete this clause 23 and Item 11 in the Reference Schedule;

(c)	The term, the commencing date, the terminating date, the rent review dates and the redecoration requirements and dates are those first specified in Item 11;

(d)	The relevant items of the Reference Schedule in the new sub-lease are amended accordingly;

(e)	The rent of the new sub-lease under clause 22 will increase by CPI on the anniversary of the commencement date of the new sub-lease each and ever year and the amount in “Y” in the formula in Schedule 1 shall be the amount of the GST exclusive Commencing Rent;

(f)	The parties must ensure that the variations to this lease which become effective during the Term are in the new Lease.

(g)	The initial rent for the first year of the new sub-lease shall be determined in accordance with Schedule 2.
24.	Dispute resolution
          (a) If there is a dispute between the parties then either party may give a notice to the other.

(b)	The notice must:
(i)	succinctly set out the details of the dispute; and

(ii)	state that it is a dispute notice given under this clause 24.
24.1	Notice in response
(a)	Within 10 Business Days after the delivery of the dispute notice, the recipient must deliver to the other party a notice in response.

(b)	The notice in response must:
(i)	acknowledge the party’s receipt of the dispute notice;

(ii)	state that it is a notice given under this clause 24; and

(iii)	succinctly set out any information it believes is directly relevant to the dispute.
24.2	Initial Meeting
(a)	The parties must meeting within 10 Business Days after the date of delivery of the dispute notice attempt to resolve the dispute.

(b)	Each party must use its best endeavours and act in good faith.
24.3	Escalation
(a)	If the parties cannot solve the dispute within 20 Business Days of the date on which the dispute notice is delivered, then the parties must each escalate the dispute to their chief executive officer.

(b)	Each party must provide its chief executive officer with the copy of:
(i)	the dispute notice;

(ii)	the notice in response; and

(iii)	a succinct account of any subsequent meetings or correspondence between the parties.
24.4	Refer to a mediator
(a)	If the chief executive officer cannot solve the dispute within 20 Business Days of the date on which the dispute is delivered, then either of the chief executive officers may refer the dispute to the Australian Commercial Disputes Centre Limited or another mediator agreed between the parties.

(b)	The parties must ensure that the mediation in conducted under the rules of the Australian Commercial Disputes Centre.
24.5	Agreement remains in force
          Each party must continue to perform its obligations under this agreement pending resolution of the dispute.
24.6	Referral to arbitration
          If the parties cannot resolve the dispute within 20 Business Days after the referral to the mediator, then either party may refer to the dispute to arbitration.
25.	General
25.1	Waiver and Variation
(a)	The parties may only waive or vary a provision of or a right under this sub-Lease if the person who is bound first given written consent.

(b)	The Sub-Lessor does not waiver any breach or rights under this sub-Lease if it:
(i)	accepts rent or other money under this sub-Lease, before or after termination;

(ii)	fails to exercise or delays exercising a right under this lease;

(iii)	gives a concession or indulgence to the Sub-Lessee; or

(iv)	attempts to mitigate its loss.
(c)	The Sub-Lessor’s attempt to mitigate its loss is not a surrender of this sub-lease.
25.2	Exclusion of Statutory Provisions
(a)	the covenants, powers and provisions implied in leases by sections 84, 84A, 85 and 86 of the Conveyancing Act 1919 do not apply to this sub-Lease.

(b)	In this sub-Lease words are used in any of the forms of words in the first column of Part 2 of the Schedule 4 to the Conveyancing Act 1919 do not imply a covenant under section 86 of that Act.
25.3	Prior Breaches
             The expiry or termination of this sub-Lease does not affect a right arising from a breach of this sub-Lease before expiry or termination.

25.4	Warranties and Undertakings
(a)	The Sub-Lessee warrants that it:
(i)	has relied only on its own inquiries about this sub-Lease;

(ii)	has not relied on any representation or warranty by the Sub-Lessor or any persons acting or seeming to act on the Sub-Lessor’s behalf; and

(iii)	was made aware of the Rules and Regulations current when signing this sub-Lease.
(b)	The Sub-Lessee must comply on time with undertakings given by or on behalf of the sub-Lessee.
25.5	Severability
(a)	If the whole or any part of a provision of this Lease is void, unenforceable or illegal in a jurisdiction, it is severed from that jurisdiction.

(b)	The remainder of this sub-Lease has full force and effect and the validity or enforceability of that provision in any jurisdiction is not affected.
25.6	No merger
(a)	Nothing in this sub-Lease mergers, postpones, extinguishes lessens or otherwise prejudicially affects the right and remedies of the parties under this sub-Lease or under any other agreement.

(b)	This sub-Lease and any other agreement continue in full force and effect.
25.7	Entire Agreement
(a)	This sub-Lease embodies the entire agreement between the parties.

(b)	This agreement supersedes all previous agreements.
25.8	Counterparts
(a)	A party may execute this sub-Lease by signing any counterpart.

(b)	All counterparts constitute one document when taken together.
25.9	Cumulative rights
          A right power, discretion and remedy arising out of this sub-Lease in favour of Sub-Lessor:

(a)	is cumulative; and

(b)	does not diminish any other right, power, discretion and remedy of Sub-Lessor.
25.10	Exclusion of Moratorium
(a)	To the extent not excluded by law, any legislation is negatived and excluded if the legislation at any time directly or indirectly;
(i)	stays postpones or otherwise prejudicially affects or prevents the exercise by the Sub-Lessor of its rights, or remedies or

(ii)	varies or affects in favour of the Sub-Lessee, an obligation under this sub-Lease.
(b)	Any protection or relief under this legislation is negatived and excluded.
25.11	Relationship of Sub-Lessor and Sub-Lessee
             Nothing contained or implied in this sub-Lease will be deemed or construed to create the relationship of partnership or of principal and agent or of joint venture between the Sub-Lessor and the Sub-Lessee. Specifically, the parties understand and agree that neither the method of computation of rent, nor any other provision, nor any acts of the Sub-Lessee and the Sub-Lessor or either of them will be deemed to create any relationship between them other than the relationship of Sub-Lessor and Sub-Lessee upon the terms and conditions only as provided in this sub-Lease.
26.	Sublessor Obligations
(i)	The Sublessor covenants with the Sublessee to act, with reference to the Sublessee, in respect of the Head Lease and the Head Lessor, as is provided in this clause.

(ii)	The Sublessor covenants to pay the rent and outgoings due under the Head Lease and to comply with the Head Lessee’s obligations under the Head Lease.

(iii)	The Sublessor shall use its reasonable endeavours to enforce the covenants and obligations of the Head Lessor under the Head Lease, if requested by the Sublessee, to the extent that they may effect the Sublessee’s use and occupation of the leased premises.

(iv)	The Sublessor shall use its reasonable endeavours and act honestly, reasonable and promptly to procure the consent of the Head Lessor when the consent is required by the Sublessee.

(v)	The Sublessor shall forward to the Sublessee, within seven days after receipt of notices of correspondence from the Head Lessor or from any local government or statutory authority relating to breaches of the Head Lease or requiring any work to be done or relating to use or occupation of the leased premises, copies of such notices or correspondence.

(vi)	The Sublessor covenants not to permit this Subleases and the Sublessee’s estate to be terminated due to the termination of the Head Leases as a result of the Sublessor’s breach, default or repudiation under the Head Lease.

(vii)	During the term of this sub lease, or any period which the sub lease relates to, the Sublessor covenants to exercise any options to renew it’s head lease of the Premises.

SCHEDULE I
INDEX OF REVIEW OF RENT
     At and from each Index Rent Review Date the parties must calculate the Rent using the following formula:

Where for the purpose of this clause:
X = the Rent for the year commencing with the relevant Index Rent Review Date;
Y = the Rent for the first year of the Term (being $                    ) for the purpose of this Schedule 1);
A = the Index Number for the quarter immediately before the Relevant Index Rent Review Date; and
B = the Index Number for the quarter immediately before the Commencing Date.

SCHEDULE 2
     On the Market Review DateS, the annual base rent which is payable under this Lease must be varied in accordance with the following;
     a. Between the periods of twelve months prior to the Review Date of the Lease and no later than one month prior to the Review Date the Lease, the Lessor may notify the Lessee of the amount that the Lessor reasonably considers will be the current market rent payable by the Lessee for the leased premises at the Market Review Date.
     b. If the Lessor notifies the Lessee later than the one month allowed under clause (a) above, the notice will be effective and the reviewed rent will be payable from the next day on which rent is next due after the expiration of one month from notice to the Lessee from the Lessor of the amount payable.
     c. If the Lessee disputes the amount of rent notified1 the Lessee must notify the Lessor in writing of the dispute within 14 days after receiving the notification. The Lessee must comply with this time limit to dispute the notified amount.
     d. If the Lessee notifies the Lessor of a dispute, the current market rent of the leased premises will be decided by valuation as follows;
          i. The Lessor and the Lessee may each appoint a valuer and notify the other of the valuer appointed.
          ii. When a party who has not appointed a valuer receives notice of the other party’s appointment, it must appoint its own valuer and notify the other of the valuer appointed, within 14 days of receiving notice.
          iii. If only one party has appointed and notified its valuer to the other party and 14 days has expired since the notification, that valuer alone will decide the current market rent and the amount determined by the valuer will be the reviewed annual rent payable. The costs of the valuer will be borne equally between the parties.
          iv. If both parties have appointed valuers and the valuers have agreed upon the current market rent within 21 days of the date on which the last appointed valuer is notified to the other party, the amount agreed upon will be the reviewed annual rent and the parties will each be exclusively liable for the costs of the valuer appointed by them.
          v. Where both parties have appointed valuers and the valuers have not agreed about the current market rent within the time set out in clause 6(2)(d)iv, either or both of the Lessor and Lessee may request the President of the Real Estate Institute of New South Wales to decide the current market rent, which will then become the reviewed annual rent. The nominated valuer must give both the Lessor and the Lessee a reasonable opportunity to make submissions about the matter and in deciding the current market rent will act as an expert and not as an arbitrator. The costs of this valuation will be borne equally between the parties.

          vi. For the purposes of this clause the valuers appointed by the Lessor and the Lessee will have failed to agree upon the current market rent if either of them has not or both of them have not agreed about the rent within the time limit described in clause (iv) above or, before reaching agreement about the rent within the time limit, either of them dies, becomes, incapable of acting or refuses to act.
          vii. In deciding the current market rent, the valuers must have regard to open market rents current at or about the review date and are to assume that, at the review date the leased premises are vacant and ready for immediate occupation, the leased premises are available to be let without a premium by a willing lessor to a willing lessee on the terms of the lease (except the amount of rent) for a term equal to the original term of the lease together with any options for renewal which remain to be exercised at the review date.
          viii. In deciding the current market rent, the valuers must disregard the fact that the lessee is in occuption of the leased premises, the value of the goodwill of the Lessee’s business, and any improvements to the Leased premises made by the Lessee or the Lessee’s predecessors in title during the Lease term or, if the Lease was granted following the exercise of an option for renewal, during the terms of the original Lease and of each successible lease resulting from the exercise of an option for renewal, during the terms of the original lease and of each successive Lease resulting from the exercise of an option for renewal in the immediately preceding Lease. Until the any review by an independent valuer is complete, the Lessee must pay rent at the varied current market rent rate notified by the Lessor as referred to in clause (a) herein. When the review is complete, any necessary adjustment is to be made on the day on which rent is next due.

ANNEXURE B
PLAN OF PREMISES